Exhibit 1.01
LivaNova PLC
Conflict Minerals Report
For the Year Ended December 31, 2018

This Conflict Minerals Report of LivaNova PLC (this “Report”) has been prepared for the reporting period from January 1, 2018 to December 31, 2018 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). The Act defines conflict minerals as cassiterite (tin), columbite-tanlite (tantalum), gold, wolframite (tungsten), (together, “3TG”) or their derivatives (“Conflict Minerals”). The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. The Rule imposes certain reporting requirements on SEC registrants who manufacture or contract to manufacture products that include Conflict Minerals, if such Conflict Minerals are necessary to the functionality or production of the products.

1.	Company Overview

This Report has been prepared by the management of LivaNova PLC (“LivaNova,” “we,” “us,” “registrant,” or “our”). It does not include the activities of variable interest entities that are not required to be consolidated.
This Conflict Minerals Report, reports the results for LivaNova Neuromodulation, Cardiac Rhythm Management, and Cardiac Surgery supply chain operations for the year ended December 31, 2018.
At LivaNova, we understand the importance of bringing both clinical and economic value to our customers. We are a strong, market-leading medical technology and services company, offering a diverse product portfolio and global reach. In fiscal year 2018, LivaNova operated as three business franchises:

•
Cardiac Surgery: Our Cardiac Surgery Business Franchise is engaged in the development, production and sale of cardiac surgery products, including oxygenators, heart-lung machines, perfusion tubing systems, cannulae and other accessories used for extracorporeal circulation, systems for autologous blood transfusion and blood washing, as well as a complete line of surgical tissue and mechanical heart valve replacements and repair products.

•	Neuromodulation: Our Neuromodulation Business Franchise designs, develops and markets neuromodulation-based medical devices for the treatment of epilepsy and depression.
Our seminal neuromodulation product, the VNS Therapy® System, is an implantable device authorized for the treatment of drug-resistant epilepsy and treatment-resistant depression (“TRD”). The VNS Therapy System consists of an implantable pulse generator and connective lead that work to stimulate the vagus nerve; surgical equipment to assist with the implant procedure; equipment and instruction manuals enabling a treating physician to set parameters for a patient’s pulse generator; and for epilepsy, magnets to manually suspend or induce nerve stimulation. The VNS Therapy pulse generator and lead are surgically implanted in a subcutaneous pocket in the upper left chest area, generally during an out-patient procedure; the lead (which does not need to be removed to replace a generator with a depleted battery) is connected to the pulse generator and tunneled under the skin to the vagus nerve in the lower left side of the patient’s neck.

•
Cardiac Rhythm Management: The Cardiac Rhythm Management Business Franchise developed, manufactured, and marketed goods for the diagnosis, treatment, and management of heart rhythm disorders and heart failure. These products included implantable devices, leads and delivery systems and information systems for the management of patients with cardiac rhythm management devices. LivaNova divested the CRM business in the second quarter of 2018. This report only includes results on the CRM products distributed while LivaNova had operational and financial control.
Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors;

•	Tin, used in electrical components, printed circuit board assembly (PCBA), hardware, and equipment;

•	Tungsten, used in coatings, alloys, heating elements and electrodes; and

•	Gold, used in circuit boards, electrodes and electronic components.
Additional information on LivaNova is available at www.livanova.com.

2.	General Policy and Team

We strive to conduct our activities in a manner that reflects our mission and Code of Business Conduct and Ethics – which includes being a good corporate citizen, dealing fairly in business, behaving ethically, supporting a safe and healthy workplace, doing business in an environmentally responsible manner, and complying with applicable law. We are committed to ensuring that our supply chain reflects our values and beliefs, including adherence to principles of responsible sourcing for materials for our products. As part of our commitment, LivaNova supports the goals and objectives of Section 1502 of the Dodd Frank Act that requires public companies to determine the sourcing of conflict minerals used in their products. We expect our suppliers to support our efforts to comply with the Dodd Frank Act and to proactively identify and work towards eliminating the use of any minerals that fund or benefit armed groups from within our supply chain. In addition, we expect our suppliers to conduct business operations in an ethical manner and to comply with our Code of Conduct and all applicable laws related to environmental responsibility, workplace health and safety, and human resources.
We have established a cross-functional team to implement our conflict mineral compliance strategy and policy. This team has executive level involvement and access to various subject matter experts from such areas as sourcing, procurement, legal and finance.

3.	Reasonable Country of Origin Inquiry

In beginning our analysis in conjunction with our partners at Assent Compliance, we first determined which of our products contained 3TGs necessary to the functionality or production of such products. We then conducted a good faith reasonable country of origin inquiry (“RCOI”) with respect to 3TGs contained in our products by assessing our supply chain in accordance with the OECD Guidance (as defined below).

The RCOI was designed to determine whether any 3TGs contained in our products originated in the Covered Countries. We do not purchase minerals directly from mines, smelters or refiners and therefore must rely on our direct suppliers to provide information on the origin of the minerals contained in components and materials supplied to us or products manufactured for us.

We began our supplier scoping process by:

•	Determining which of our products commercially distributed in 2018 contained one or more of the 3TGs;

•	Identifying our suppliers that manufactured or contracted to manufacture components or products containing 3TGs; and

•	Identifying suppliers that provide product or service that are deemed out of scope (provide material that does not ship with or does not impact functionality of the final product).

The supply chain survey, and the conflict minerals program as a whole, has been developed and implemented in cooperation with Assent Compliance.

Our primary means of determining country of origin information for the necessary 3TGs was by conducting a supply chain survey using the Conflict Minerals Reporting Template (CMRT), developed by the Responsible Business Alliance – RBA GeSI. Only suppliers, who were identified as possibly providing components or products containing 3TGs, were asked to complete the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters and refiners that the direct supplier and its suppliers source from. In addition, the CMRT contains questions about the origin of conflict minerals included in the direct supplier’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on RBA’s website as well as provided by Assent Compliance. The CMRT version 5.11 or higher was the industry standard template used for conflict minerals data collection for our 2019 report.
We surveyed 416 suppliers based on the scoping process noted above. Responses were tracked and supplier statuses reported regularly by Assent Compliance to LivaNova. As of May 13th, 2019, we had received responses from 247 of the suppliers surveyed. Assent Compliance reached out to our suppliers a minimum of three times and then sent at least two escalated campaigns to those suppliers who had still not responded. In addition, LivaNova reached out to the non-responsive suppliers multiple times requesting they fulfill the request.

During the survey, Assent Compliance assessed the supplier list and received information from suppliers in the following groups that could be deemed as out of scope:

•	Service providers/suppliers

•	Indirect materials suppliers

•	Inactive suppliers (minimum 5 years since last purchase)

Once Assent received confirmation from LivaNova on these designations, the suppliers were classified as Out of Scope in the Assent Compliance Manager (“ACM”), which is the software tool used to manage the conflict minerals program. Through this process, one supplier was deemed out of scope.

Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions, identify submissions not including smelter lists and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted in regards to invalid forms and were encouraged to resubmit a valid form. As of the 13th of May 2019, we still had 14 invalid supplier submissions that were not yet corrected.

There were some suppliers who were unable to provide smelter or refiner lists and suppliers who could not provide full smelter lists. Accordingly, before conducting an in-depth examination of the smelter information itself, it is important to note that since LivaNova was unable to obtain full smelter information from all in-scope suppliers, LivaNova is unable to confidently state the countries of origin for all 3TGs contained in our products.

4.	Due Diligence

4.1 Design of Due Diligence

LivaNova designed its due diligence process to be in conformity, in all material respects, with the due diligence framework of the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). LivaNova’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

4.1.1 Establish Strong Company Management and Control Systems

Conflict Minerals Policy

LivaNova has adopted a Conflict Minerals Policy, which is provided in section 2 of this report.

Internal Team and Training

LivaNova has established a management team relating to conflict minerals. In 2018, our management team was overseen by the Senior Vice President Global Operations and a team of subject matter experts from relevant functions such as, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and was led by the VP of Global Supply Chain, who acts as the Conflict Minerals Program Manager. Some members of this team have attended external workshops involving this subject matter and have used this information to train those internally responsible for assisting with component review and data collection.

Control Systems

Controls include, but are not limited to, our Code of Business Conduct and Ethics which outlines certain expected behaviors for all employees. In addition, we rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us, including sources of 3TGs that are supplied to them from lower tier suppliers.

Supplier Engagement

As we do not have a direct relationship with 3TGs smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors. We rely primarily on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us, including sources of 3TGs that are supplied to them from lower tier suppliers.

We have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with Assent Compliance as well for them to understand the need for completion of the surveys. Feedback from this process has allowed us to enhance the training, focus it and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

Grievance Mechanism

We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our Code of Business Conduct and Ethics policy.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence process.

4.1.2    Identify and Assess Risk in Our Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify actors upstream from our direct suppliers.

As a result of a thorough review of the bill of materials (BOMs) of the products we distributed in 2018, for which we manufactured or contracted out manufacturing, we identified 416 direct suppliers to the company that may provide materials which contain any of the 3TGs. Out of those 416 suppliers, we initially deemed one as out of scope based upon the criteria listed above. We then based our RCOI on the remaining 415 suppliers. We rely on suppliers whose materials or components contain 3TGs to provide us with information about the source of 3TGs contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

In accordance with OECD Guidelines, it is important to understand risk levels associated with 3TGs in the supply chain. Smelter(s) or refiner(s) (“SORs”) that are not certified as DRC-Conflict Free by third party sources such as the Responsible Minerals Initiative – RMI pose a potential risk. Where a smelter is not identified as Conflict Free, it is assigned a risk rating of High, Medium or Low. This rating is based on various factors, including the SOR’s geographic location, including proximity to the Covered Countries, the SOR’s Responsible Minerals Assurance Process – RMAP audit status, and any known or plausible evidence of unethical or conflicting sourcing.

We calculate supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT. Based on the above criteria, the following facilities have been identified as being of highest concern to the supply chain:
•Tony Goetz NV - CID002587
•Kaloti Precious Metals - CID002563
•Universal Precious Metals Refining Zambia - CID002854
•Fidelity Printers and Refiners - CID002515
•Sudan Gold Refinery - CID002567
•African Gold Refinery Limited (AGR) - CID003185

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these high-risk smelters from their supply chain.
Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•Do you have a policy in place that includes DRC conflict-free sourcing?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Do you verify due diligence information received from your suppliers?

When suppliers answer yes, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

The SORs listed by suppliers in their CMRTs were matched against a database of verified SORs. Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the RMI’s Responsible Minerals Assurance Process – RMAP.

In cases where suppliers and products were associated with certified SORs, they were categorized by the Company as “DRC Conflict Free.”

If the SOR was not certified by an internationally-recognized organization, research was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR had taken to track the chain-of-custody on the source of its mineral ores.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

4.1.3    Design and Implement a Strategy to Respond to Risks

In designing and implementing our strategy to respond to the supply chain risks that we identified, LivaNova analyzed various industry approaches. LivaNova has established a risk management plan through which the conflict minerals program is implemented, managed and monitored.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, online training courses and documented instructions through Assent Compliance. We answered all questions or requests for clarification from suppliers, assistance completing the CMRT and one-on-one email or phone discussions with supplier personnel. We then provided each supplier a copy of the CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with specific suppliers where we needed clarification.

4.1.4 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

LivaNova does not have a direct relationship with SORs of 3TGs and as a result, LivaNova does not perform direct audits of these entities in its supply chain. LivaNova relies on the efforts of the industry associations that administer independent third-party SOR audit programs and encourages suppliers with more direct relationships with SORs to participate in comparable due diligence validation activities.

4.1.5    Report on Supply Chain Due Diligence

This Conflict Minerals Report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://www.livanova.com/investor-relations/sec-filings.
5.Due Diligence Results

During our due diligence efforts, members of Assent Compliance and/or members of the LivaNova supply chain team made at least three follow-up inquiries to each “non-responsive” supplier who did not respond to our initial survey, by phone or email. Assent Compliance reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent Compliance worked directly with those suppliers to provide revised responses.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us, or were otherwise unable to specify the SORs used for components supplied to us. We were therefore unable to determine whether any of the 3TGs that these suppliers reported was contained in components or parts supplied to us are actually in our supply chain.

As noted above, we received 247 responses from our in-scope suppliers as of May 13th, 2019. Based on these responses, for all responses that indicated a SOR, our third party consultant compared the facilities listed to the list of SORs maintained by the RMI. If a supplier indicated that the facility was certified as “Conflict-Free,” Assent Compliance confirmed that the name was listed by RMI as a certified SOR. No violations were identified. As of May 13th, 2019, we have validated 322 SORs and we are working to validate the additional SOR entries from the submitted CMRTs. Appendix A lists all legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B includes an aggregated list of the potential countries of origin from which the reported facilities collectively source conflict minerals, based upon information provided by suppliers and RMI.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 254 SORs that are certified conflict free smelters by the RMI.

Efforts to Determine Mine or Location of Origin

By requesting our suppliers to complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the SORs as well as the tracing of the 3TGs to their location of origin, we have determined that seeking information about 3TGs SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain.

Planned Process Improvements

We intend to take the following steps to improve our conflict minerals program:

•Track and add new suppliers as they enter our supply chain to the Company’s Conflict Minerals program.

•Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•Engage any of our suppliers found to be supplying us with 3TG from sources in the DRC or any adjoining country that they cannot demonstrate are “DRC conflict free” to establish an alternative source of 3TG that they can demonstrate are “DRC conflict free”.

Appendix A 2018 Smelter or Refiner (SOR) List
The following smelters and refiners were reported by our suppliers as being in their supply chains. Facilities that have been certified as conflict-free by an internationally-recognized validation scheme (RMI) for 3TGs smelters and refiners are identified below.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406

Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Appendix B 2018 Countries of Origin List
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina	Eritrea	Mauritania	Slovakia
Botswana	Honduras	Nicaragua	Tanzania
Brazil	India	Niger	Thailand
Burkina Faso	Indonesia	Nigeria	Togo
Canada	Ivory Coast	Peru	Uganda
Colombia	Kyrgyzstan	Puerto Rico	United States of America
Congo, Democratic Republic of the	Laos	Russian Federation	Uruguay
Cyprus	Lebanon	Rwanda	Uzbekistan
Dominican Republic	Madagascar	Saudi Arabia	Venezuela